                                                                    EXHIBIT 10.6



FLUOR CORPORATION AND SUBSIDIARIES
        Management  Manual

================================================================================

Section:       Compensation                               Page:         127

Subject:       PERSONAL FINANCIAL COUNSELING PLAN         Effective:    09-07-98

Applies To:    Fluor Corporation and its Subsidiaries     Supersedes:   11-01-93

================================================================================

PURPOSE

The purpose of this Plan is to encourage executives of Fluor Corporation and its designated subsidiaries to meet their overall financial objectives through personal financial counseling services.

ELIGIBILITY

Those officers of Fluor Corporation and its subsidiaries in Salary Grade 32 or above are authorized to participate in this Plan. Officers in Salary Grades 29-31 may be approved for participation by the Executive Committee or Office of the President, Fluor Daniel, Inc.

SCOPE OF SERVICES

Expenses incurred and fees charged by qualified financial consultants of the executive's choice for personal financial profiles, forecasts, investment plan development and estate planning are included.

REIMBURSEMENT

The cost of such services up to the Maximum Assistance Amount for each of the first two years the executive is eligible to participate in the Plan, plus an amount up to the Maximum Assistance Amount during the year of the executive's retirement are eligible for reimbursement.

In the event of the death of an eligible executive prior to retirement, services provided by this Plan will be made available to the executive's designated beneficiary up to the Maximum Assistance Amount.

In the event of the death of an eligible executive during the year of retirement, services provided by this Plan will be made available to the executive's designated beneficiary up to the Maximum Assistance Amount less any payments previously made during that year.

All benefits under this Plan will immediately cease for those executives who are terminated from the company for any reason other than death, retirement or permanent and total disability.

FLUOR CORPORATION AND SUBSIDIARIES
        Management  Manual

================================================================================

Section:       Compensation                               Page:         128

Subject:       PERSONAL FINANCIAL COUNSELING PLAN         Effective:    09-07-98

Applies To:    Fluor Corporation and its Subsidiaries     Supersedes:   11-01-93

================================================================================

SCHEDULE OF MAXIMUM ASSISTANCE AMOUNTS

                                                 Maximum
                                                Assistance
            Salary Grade                          Amount
            ------------                        ----------
               41 - 43                             $6,000
               36 - 40                              4,000
               32 - 35                              3,000

PROCEDURES

The Corporate Human Resources group is responsible for the administration of this Plan for those executives of Fluor Corporation, Fluor Daniel, Inc., Fluor Constructors International, Inc., and all divisions of those companies. Bills or receipts should be submitted to the vice president, Human Resources and Administration, in Irvine for approval and final forwarding to the appropriate accounting department for payment. Total charges paid by Fluor will be included in each participant's total compensation as reported to federal and state taxing authorities.

All other subsidiaries will be responsible for maintaining and administering this Plan under the general provisions established above for their eligible executives.